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                                  PRESS RELEASE

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FOR IMMEDIATE RELEASE:                              CONTACT:

CompX International Inc.                            David A. Bowers
Three Lincoln Centre                                Chief Executive Officer
5430 LBJ Freeway, Suite 1700                        Tel.:  864.286.1122
Dallas, Texas   75240-2697


                    COMPX DECLARES REGULAR QUARTERLY DIVIDEND


         DALLAS, TEXAS . . . August 29, 2005 . . . CompX International Inc. (NYSE: CIX) announced today that its board of directors has declared CompX's regular quarterly dividend of twelve and one-half cents ($0.125) per share on its class A and class B common stock, payable on September 23, 2005 to stockholders of record at the close of business on September 9, 2005.

         CompX is a leading manufacturer of precision ball bearing slides, security products and ergonomic computer support systems.

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